FTD COMPANIES, INC.
THIRD AMENDED AND RESTATED
2013 INCENTIVE COMPENSATION PLAN

NOTICE OF GRANT OF STOCK OPTION
Notice is hereby given of the following stock option grant (the “option”) to purchase shares of the Common Stock of FTD Companies, Inc. (the “Corporation”):
Optionee:        <Participant Name>
Grant Date:        August 11, 2017
Exercise Price:        $13.85 per share
Number of
Option Shares:        <Shares Granted> shares
Expiration Date:    August 11, 2024
Type of
Option:            Non-Statutory Option

Exercise Schedule: The option shall become exercisable in a series of four (4) successive substantially equal installments starting with 25% of the Option Shares (rounded if possible to the nearest whole Option Share) on <First Vesting Date> and continuing with 25% (rounded if possible to the nearest whole Option Share) on each of the first three (3) anniversaries thereafter, provided that Optionee remains in continuous Service through each such vesting date. Except as may otherwise be provided in the attached Stock Option Agreement, the option shall not become exercisable for any additional Option Shares after Optionee’s cessation of Service.
Optionee understands and agrees that the option is granted subject to and in accordance with the terms of the FTD Companies, Inc. Third Amended and Restated 2013 Incentive Compensation Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the option as set forth in the Stock Option Agreement attached hereto as Exhibit A.
Employment at Will. Nothing in this Notice of Grant of Stock Option (this “Notice”) or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with cause or without cause.
Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice, in the Stock Option Agreement attached as Exhibit A or in the Plan.

DATED:     August 11, 2017

FTD COMPANIES, INC.
By:

Title:
Name:	<Participant Name>
Signature:	<Electronic signature>

ATTACHMENTS

EXHIBIT A --- STOCK OPTION AGREEMENT

EXHIBIT A

FTD COMPANIES, INC.
THIRD AMENDED AND RESTATED
2013 INCENTIVE COMPENSATION PLAN

STOCK OPTION AGREEMENT
RECITALS
A.    The Corporation has implemented the Plan for the purpose of providing eligible persons in the Corporation’s Service with the opportunity to participate in one or more cash or equity incentive compensation programs designed to encourage them to continue their Service relationship with the Corporation.
B.    Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.
C.    All capitalized terms in this Agreement shall have the meanings assigned to them in the Plan unless otherwise defined in the Grant Notice to which this Agreement is attached (the “Grant Notice”) or this Agreement, including on the Appendix attached hereto.
NOW, THEREFORE, it is hereby agreed as follows:
1.Grant of Option. The Corporation has awarded to Optionee, as of the Grant Date, the option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.
2.Option Term. The term of this option shall commence on the Grant Date and continue in effect until the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.
3.Limited Transferability.
(a)Except to the limited extent provided in Paragraph 3(b), this option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement and the Plan, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.

(b)If this option is designated a Non-Statutory Option in the Grant Notice, then this option may, with the Plan Administrator’s consent, be assigned in whole or in part during Optionee’s lifetime through a gratuitous transfer to one or more of Optionee’s Family Members or to a trust established for the exclusive benefit of Optionee and/or one or more such Family Members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.
4.Dates of Exercise.
(a)This option shall become exercisable for the Option Shares in one or more installments in accordance with the Exercise Schedule set forth in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.
(b)Optionee’s Employment Agreement sets forth certain terms and conditions under which Optionee’s equity or equity-based awards from the Corporation, including this option, may vest in whole or in part on an accelerated basis in connection with Optionee’s cessation of Service under various specified circumstances. To the extent this option vests in accordance with the terms and conditions of those vesting acceleration provisions of the Employment Agreement, this option shall become immediately exercisable for the Option Shares as to which the vesting acceleration pertains and may be exercised for any or all of those Option Shares until this option terminates in accordance with the provisions of Paragraph 5 or 6. The terms and provisions of the Employment Agreement (including any conditions, restrictions or limitations governing the accelerated vesting of this option, including (without limitation) the execution and delivery of an effective general release), as they apply to this option, are hereby incorporated by reference into this Agreement and shall have the same force and effect as if expressly set forth in this Agreement. Such vesting acceleration provisions and the conditions relating thereto shall also apply to any cash retention program established pursuant to Paragraph 6(a).
5.Cessation of Service. The option term specified in Paragraph 2 above shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:
(a)Except as otherwise expressly provided in subparagraphs (b) through (f) of this Paragraph 5, should Optionee cease to remain in Service for any reason while this option is outstanding, then (i) Optionee shall have until the close of business on the last business day coincident with or immediately preceding the expiration of the three (3)-month period measured from the date of such cessation of Service during which to exercise this option for any or all of the Option Shares for which this option is vested and exercisable at the time of Optionee’s cessation of Service, but in no event shall this option be exercisable at any time after the close of business on the last business day coincident with or immediately preceding the Expiration Date and (ii) the portion of this option that is unvested and unexercisable at the time of Optionee’s cessation of Service shall immediately terminate and cease to be outstanding as of the date of such cessation of Service.
(b)In the event Optionee ceases Service by reason of his or her death while this option is outstanding, then this option may be exercised, for any or all of the Option Shares for which this option is vested and exercisable at the time of Optionee’s cessation of Service, by (i) the personal representative of Optionee’s estate or (ii) the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death. However, if Optionee dies while holding this option and has an effective beneficiary designation in effect for this option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee’s death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the close of business on the last business day coincident with or immediately preceding the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death and (ii) the Expiration Date. Upon the expiration of such limited exercise period, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.
(c)Should Optionee cease Service by reason of Disability while this option is outstanding, then Optionee shall have until the close of business on the last business day coincident with or immediately preceding the earlier of (i) the expiration of the twelve (12)-month period measured from the date of such cessation of Service during which to exercise this option for any or all of the Option Shares for which this option is vested and exercisable at the time of such cessation of Service and (ii) the Expiration Date. Upon the expiration of such limited exercise period, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.
(d)The applicable period of post-Service exercisability in effect pursuant to the foregoing provisions of this Paragraph 5 shall automatically be extended by an additional period of time equal in duration to any interval within such post-Service exercise period during which the exercise of this option or the immediate sale of the Option Shares acquired under this option cannot be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of this option beyond the close of business on the last business day coincident with or immediately preceding the Expiration Date.
(e)Should Optionee’s Service be terminated with cause, or should Optionee engage in any other conduct, while in Service or during the exercisability period following cessation of Service, that is materially detrimental to the business or affairs of the Corporation, as determined in the sole discretion of the Plan Administrator, then this option, whether or not vested and exercisable at the time, shall terminate immediately and cease to be outstanding.
(f)Should Optionee’s Service terminate by reason of an Involuntary Termination, within the period commencing with the Corporation’s execution of a definitive agreement for a Change in Control transaction and ending with the earlier of (i) the termination of that agreement without the consummation of such Change in Control and (ii) the expiration of the twenty-four (24)-month period measured from the effective date of such Change in Control, and while this option or a Replacement Award (as defined below), as applicable, is outstanding, then this option or such Replacement Award, as applicable, shall remain so outstanding until the close of business on the last business day coincident with or immediately preceding the earliest to occur of (i) the expiration of the twelve (12)-month period measured from the date of such Involuntary Termination and (ii) the Expiration Date. Upon the expiration of such limited exercise period, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not been exercised.
(g)During the limited period of post-Service exercisability provided under this Paragraph 5, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is at the time of termination of Service vested and exercisable. Except to the extent otherwise provided in the Employment Agreement or as specifically authorized by the Plan Administrator pursuant to the terms of any other express written agreement with the Optionee, this option shall not vest or become exercisable for any additional Option Shares, whether pursuant to the normal Exercise Schedule set forth in the Grant Notice or the special vesting acceleration provisions of Paragraph 6 below, following Optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the close of business on the last business day coincident with or immediately preceding the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.
6.Special Acceleration of Option.
(a)This option, to the extent outstanding at the time of an actual Change in Control but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Change in Control, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock. However, this option shall not become exercisable on such an accelerated basis if and to the extent: (i) a Replacement Award is provided by the successor entity (or parent thereof) to Optionee in accordance with Paragraph 6(c) to assume, convert or replace this option (a “Replaced Award”); or (ii) this option is replaced with a cash retention program of the successor entity (or parent thereof) which preserves the spread existing at the time of the Change in Control on any Option Shares for which this option is not otherwise at that time vested and exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for the subsequent vesting and concurrent payout of that spread in accordance with the same Exercise Schedule for those Option Shares set forth in the Grant Notice or the special vesting acceleration provisions of the Employment Agreement applicable to this option. Notwithstanding the foregoing, no such cash retention program shall be established for this option (or any other option granted to Optionee under the Plan) to the extent such program would not comply with, or would otherwise be deemed to constitute a deferred compensation arrangement subject to, the requirements of Code Section 409A and the Treasury Regulations thereunder.
(b)Immediately following the consummation of the Change in Control, this option shall terminate and cease to be outstanding, except to the extent it is assumed, converted or replaced in the form of a Replacement Award.

(c)For purposes of this Agreement, a “Replacement Award” means an award: (i) of the same type (e.g., time-based stock options) as the Replaced Award; (ii) that has a value at least equal to the value of the Replaced Award; (iii) that relates to publicly traded equity securities of the Corporation or its successor in the Change in Control or another entity that is affiliated with the Corporation or its successor following the Change in Control; (iv) if Optionee is subject to U.S. federal income tax under the Code, the tax consequences of which to Optionee under the Code are not less favorable to Optionee than the tax consequences of the Replaced Award; and (v) the other terms and conditions of which are not less favorable to Optionee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this Paragraph 6(c) are satisfied will be made by the Plan Administrator, as constituted immediately before the Change in Control, in its sole discretion.
(d)In the event of a Replacement Award, the Replaced Award shall be appropriately adjusted, immediately after such Change in Control, including if applicable to apply to the number and class of securities into which the shares of Common Stock subject to the Replaced Award would have been converted in consummation of such Change in Control had those shares actually been outstanding at the time. Appropriate adjustments shall also be made as applicable to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor entity (or parent thereof) may, in connection with the Replacement Award, but subject to the Plan Administrator’s approval prior to the Change in Control, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control, provided such common stock is readily tradable on an established U.S. securities exchange.
(e)This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
(f)For the avoidance of doubt, the provisions of the Employment Agreement with respect to accelerated vesting of equity awards in the event of a termination without cause or for good reason in connection with a Change in Control (as more fully described in the Employment Agreement) are deemed to apply to any Replacement Award.
7.Adjustment in Option. Option Shares and the other terms of this option shall be subject to adjustment upon certain corporate events as set forth in Article One, Section V(E) of the Plan. The adjustments shall be made in such manner as the Plan Administrator deems appropriate, and those adjustments shall be final, binding and conclusive upon Optionee and any other person or persons having an interest in this option.

8.Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such holder shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased Option Shares, and the holder of this option shall have no rights to dividends, DER Awards or dividend equivalents with respect to this option.
9.Manner of Exercising Option.
(a)In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:
(i)Execute and deliver to the Corporation a Notice of Exercise as to the Option Shares for which the option is exercised or comply with such other procedures as the Corporation may establish for notifying the Corporation, either directly or through an on-line internet transaction with a brokerage firm authorized by the Corporation to effect such option exercises, of the exercise of this option for one or more Option Shares.
(ii)Pay the aggregate Exercise Price for the purchased Option Shares in one or more of the following forms:
(A)cash or check made payable to the Corporation; or
(B)shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership in a manner reasonably satisfactory to the Corporation) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or
(C)withholding by the Corporation of shares of Common Stock otherwise issuable under the option in satisfaction of the Exercise Price, with such withheld shares of Common Stock valued at Fair Market Value on the Exercise Date; or
(D)to the extent both permitted by law and the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in accordance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of all or a sufficient portion of the purchased shares so that such brokerage firm can remit to the Corporation, on the settlement date, sufficient funds out of the resulting sale proceeds to cover the aggregate Exercise Price payable for all the purchased shares plus all applicable Withholding Taxes and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm (or provide for book entry transfer of such purchased shares) on such settlement date.
Except to the extent the sale and remittance procedure set forth in clause (D) above is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise (or other notification procedure) delivered to the Corporation in connection with the option exercise.
(iii)Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.
(iv)Make appropriate arrangements, including under Article Five, Section II(B) of the Plan, with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable Withholding Taxes.
(b)As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares (either in paper or electronic form) or provide for book entry transfer of such purchased shares, with the appropriate legends affixed thereto.
(c)In no event may this option be exercised for any fractional shares.
10.Compliance with Laws and Regulations.
(a)The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock is listed for trading at the time of such exercise and issuance.
(b)The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.
11.Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6 above, the provisions of this Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.

12.Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices and directed to the attention of the Stock Plan Administrator. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the most current address then indicated for Optionee on the Corporation’s employee records or shall be delivered electronically to Optionee through the Corporation’s electronic mail system. All notices shall be deemed effective upon personal delivery or delivery through the Corporation’s electronic mail system or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
13.Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall be controlling. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.
14.Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.
15.Excess Shares. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan. In no event shall the option be exercisable with respect to any of the excess Option Shares unless and until such stockholder approval is obtained.
16.Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:
(a)This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.
(b)No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.
(c)Should the exercisability of this option be accelerated upon a Change in Control, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Change in Control transaction occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Change in Control, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.
(d)Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then for purposes of the foregoing limitations on the exercisability of such options as Incentive Options, this option and each of those other options shall be deemed to become first exercisable in that calendar year, on the basis of the chronological order in which such options were granted, except to the extent otherwise provided under applicable law or regulation.
17.Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to remain in Employee status for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Employee status at any time for any reason, with cause or without cause.
18.Plan Prospectus. Optionee may obtain a copy of the official prospectus for the Plan by accessing Optionee’s portfolio on Fidelity’s website (www.fidelity.com). Optionee may also obtain a printed copy of the prospectus by contacting the Stock Plan Administrator.
19.Optionee Acceptance. Optionee must accept the terms and conditions of this Agreement either electronically through the electronic acceptance procedure established by the Corporation or through a written acceptance delivered to the Corporation in a form satisfactory to the Corporation. In no event shall this option be exercised in the absence of such acceptance.

IN WITNESS WHEREOF, FTD Companies, Inc. has caused this Agreement to be executed on its behalf by its duly-authorized officer on the day and year first indicated in the Grant Notice.

FTD COMPANIES, INC.

By:	Scott D. Levin

Title:	Executive Vice President & General Counsel

APPENDIX
The following definitions shall be in effect under the Agreement:
A.Agreement shall mean this Stock Option Agreement.
B.Change in Control shall have the meaning assigned to such term in the Employment Agreement. However, in the absence of such definition in the Employment Agreement, a Change in Control shall have the meaning set forth in the Plan.
C.Disability shall mean the Optionee’s inability to engage in any substantial activity necessary to perform his or her duties and responsibilities under his or her Employment Agreement by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.
D.Employment Agreement shall mean the Employment Agreement between Optionee and the Corporation (or any Parent or Subsidiary) in effect on the Grant Date.
E.Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.
F.Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.
G.Exercise Schedule shall mean the schedule set forth in the Grant Notice pursuant to which the option is to become exercisable for the Option Shares in one or more installments over the Optionee’s period of Service.
H.Expiration Date shall mean the date specified in the Grant Notice for measuring the maximum term for which the option may remain outstanding.
I.Good reason shall have the meaning assigned to such term in the Employment Agreement.
J.Grant Date shall mean the date of grant of the option as specified in the Grant Notice.
K.Involuntary Termination shall mean the termination of Optionee’s Service by reason of:
(i)    Optionee’s involuntary dismissal or discharge by the Corporation without cause, or
(ii)    Optionee’s resignation for good reason.

L.Notice of Exercise shall mean the notice of option exercise in the form authorized by the Corporation.
M.Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.
N.Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.
O.With cause shall have the meaning assigned to such term in the Employment Agreement.
P.Without cause shall have the meaning assigned to such term in the Employment Agreement.